UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2007 (October 15, 2007)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

HRPT Properties Trust, or the Company, announced that it intends to commence a public offering of 9 million common shares of beneficial interest, or the Common Shares, all or a portion of the net proceeds of which may ultimately be used (together with other funds) to redeem all or a portion of its outstanding 8-3/4% Series B Cumulative Redeemable Preferred Shares, or Series B Preferred Shares, as more fully described in the Company’s proposed press release filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE COMMON SHARES.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.  FOR EXAMPLE, ALTHOUGH THIS REPORT REFERS TO AN OFFERING OF 9,000,000 COMMON SHARES BY THE COMPANY, MORE OR LESS THAN 9,000,000 COMMON SHARES MAY BE SOLD OR THIS OFFERING MAY BE WITHDRAWN AND THE PROCEEDS FROM ANY OFFERING MAY BE USED FOR PURPOSES OTHER THAN THOSE CURRENTLY EXPECTED, ALL DEPENDING UPON MARKET CONDITIONS OR FOR SOME OTHER REASON. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibit:

 99.1        Press release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

Dated:  October 15, 2007